EXHIBIT 2

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                               FORT WORTH DIVISION


IN RE:

FWT, INC.                                             CASE NO. 99-42066-MT-11

      DEBTOR


     ORDER APPROVING AGREEMENT REGARDING CASH COLLATERAL, OTHER COLLATERAL,
          ADEQUATE PROTECTION, AND LIMITED RELIEF FROM AUTOMATIC STAY

      CAME ON FOR CONSIDERATION the Motion for Authority to Use Cash Collateral (the "Motion") filed by FWT, Inc. (the "Debtor"). It appears to this Court that adequate notice of the Motion and the hearing thereon has been given pursuant to the Federal Rules of Bankruptcy Procedure, and that BT Commercial Corporation. Individually and as agent for itself and other lenders (the "Lenders"), and the Debtor have agreed to the terms of this Order (the "Agreed Order") to be entered upon the Motion. This Court accordingly finds, concludes, and orders:

                              OPPORTUNITY TO OBJECT

      1. PURSUANT TO BANKRUPTCY RULE 4001(D)(2), ANY OBJECTION TO THIS AGREED ORDER REGARDING CASH COLLATERAL, OTHER COLLATERAL, ADEQUATE PROTECTION, AND LIMITED RELIEF FROM THE AUTOMATIC STAY MUST BE FILED WITH THE COURT WITHIN FIFTEEN (15) DAYS OF THE DATE OF MAILING HEREOF TO THOSE PARTIES REQUIRED UNDER BANKRUPTCY RULE 4001(D)(1). IF NO OBJECTION TO THIS AGREED ORDER IS MADE WITHIN SUCH TIME PERIOD, THIS

ORDER APPROVING AGREEMENT REGARDING CASH COLLATERAL, OTHER COLLATERAL, ADEQUATE PROTECTION, AND.LMITED RELIEF FROM AUTOMATIC STAY - Page I
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AGREED ORDER SHALL BE SUBJECT TO NO FURTHER OBJECTION AND SHALL BE FINAL. THE
MAILING OF A COPY OF THIS AGREED ORDER BY FIRST CLASS MAIL, POSTAGE PREPAID, ON THOSE ENTITIES REQUIRED UNDER BANKRUPTCY RULE 4001 (D)(1) SHALL BE DEEMED TO CONSTITUTE COMPLIANCE WITH THE APPLICABLE NOTICE PROVISIONS OF BANKRUPTCY RULE 4001.

                            STATEMENT OF JURISDICTION

      2. This Court has jurisdiction over this matter pursuant to 28 U.S.C. ss.ss. 1334 and 157 This matter concerns the administration of this bankruptcy estate, an order modifying the automatic stay and an order approving the use of cash collateral and, thus, this matter is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2)(A), (G) and (M).

                  VALIDITY OF LOAN DOCUMENTS AND. SECURITY INTERESTS

      3. At 4:07 p.m. on April 16, 1999 (the "Petition Date"), the Debtor flied its voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "Code")

      4. The Debtor has filed the Motion requesting that the Court (a) approve its use Of Lenders' Collateral, including its sale of the inventory portion of the Collateral (as defined below); (b) approve the provision of adequate protection of the Lenders' interest (as defined below), and (c) modify the automatic stay for the limited purpose of allowing the Lenders to continue to receive the proceeds of the Debtor's accounts receivable and other Cash Collateral and apply the same to the retirement of the Lenders' Claim (as defined below).

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PROTECTION, AND LIMITED RELIEF FROM AUTOMATIC, STAY - Page 2
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      5. Prior to the Petition Date, the Debtor executed and delivered to
Lenders certain instruments and documents including, without limitation, the following (collectively, the "Indebtedness Documents"):

            (a) Credit Agreement dated as of November 12, 1997, among the Debtor, BT Commercial Corporation, as Agent (in such capacity, "Agent"), and the Lenders, as amended by that certain First Amendment to Credit Agreement dated as of February 8, 1 gg8, and Second Amendment to Credit Agreement dated as of January 20, 1999 (as amended, the "Credit Agreement");

            (b) Revolving Note dated as of November 12, 1997, in the maximum amount of $25,000,000 executed by the Debtor and payable to the order of the Lenders; and


            (c) Any and all other documents executed in connection with or related To the indebtedness evidenced by the Notes, or which evidence any other indebtedness or obligations of the Debtor to Lenders.

True and correct copies of certain of the Indebtedness Documents are retained by Lenders and the Debtor The terms and provisions of the Indebtedness Documents are referenced and incorporated herein as if set forth IN HAEC VERBA. The Lenders assert that the indebtedness evidenced by the Indebtedness Documents is valid, existing, and legally enforceable.

      6. The Lenders assert that the indebtedness evidenced by the Indebtedness Documents and all other obligations of the Debtor to Lenders are secured by perfected,

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PROTECTION, AND LIMITED RELIEF FROM  AUTOMATIC STAY - Page 3
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First-priority security interests and liens in all personal property of the
Debtor including, without limitation, All equipment, inventory, accounts, contract rights, chattel paper, documents, instruments, general Intangibles, assigned agreements, deposit accounts, trademarks, tradenames, tradesecrets, business Names, patents, patent applications, licenses, copyrights, registrations, franchise rights, investment Property, fixtures, books and records, and all proceeds, products, rents, and profits of or from all such Property (collectively, the "Collateral") granted pursuant to certain documents including, without limitation,

The following (collectively, the "Collateral Documents"):

        (a) Company Security Agreement dated as of November 12, 1997, executed by the Debtor in favor of the Lenders;
        (b) Company Pledge Agreement dated as of November 12, 1997, executed by the Debtor in favor of the Lenders;
        (c) Company Trademark Security Agreement dated as of November 12, 1997, executed by the Debtor in favor of the Lenders;
        (d) Company Patent Security Agreement dated as of November 12, 1997, executed by the Debtor in favor of the Lenders; and
        (e) Any and all other documents which grant Lenders security interests or liens on property of the Debtor.

True and correct copies of certain of the Collateral Documents are retained by the Lenders and the Debtor. The terms and provisions of the Collateral Documents are referenced and incorporated herein as if set forth IN HAEC verba.

ORDER APPROVING AGREEMENT REGARDING CASH COLLATERAL, OTHER COLLATERAL, ADEQUATE PROTECTION AND LIMITED RELIEF FROM AUTOMATIC STAY - Page 4
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      7. The Indebtedness Documents, Collateral Documents, and Perfection
Documents (as hereinafter Defined) shall be referred to herein collectively as the "Loan Documents." Unless otherwise Defined herein, all defined terms used herein shall have the same meaning ascribed to them in the Loan Documents.

      8. The Loan Documents are genuine, valid, and existing. The original Loan Documents, or true and accurate copies of them, are hereby deemed identified, authentic, and admissible in any proceeding or matter in which they are applicable.
                               THE LENDERS' CLAIM

      9. Prior to the Petition Date, the Debtor had defaulted pursuant to the terms and provisions of the Loan Documents.

      10. The Lenders hold a claim (as defined in Code ss. 101(5)) against the Debtor as of the Petition Date, pursuant to the Loan Documents and applicable law, for unpaid principal, accrued but unpaid interest, plus reasonable costs, attorneys' fees, and any and all other amounts to the extent permitted by the Code and applicable law (the "Lenders' Claim"). As of the Petition Date, the Lenders' Claim includes at least $1,227,582.60 in unpaid principal and $11,747.27 in accrued but unpaid interest.

                             THE LENDERS' COLLATERAL

      11. The Lenders assert that, pursuant to the Loan Documents, the Lenders were granted first priority security interests and liens in the Collateral, which secure the Lenders' Claim. As used herein, the term "Collateral " shall include pre-petition and/or post-petition property of the Debtor.

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PROTECTION, AND LIMITED RELIEF FROM AUTOMATIC STAY. Page 5
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      12. The Lenders assert that they have properly perfected their first priority liens and security interests in the Collateral by several means, including, without limitation, filing UCC-1 Financing Statements with the Secretary of State of Texas, and other appropriate county filing offices (the "Perfection Documents") The Lenders assert that the liens and security interests of the Lenders in the Collateral are first-priority, perfected, valid, existing, and legally enforceable.

      13. As of the Petition Date, the value of the Lenders' interest in the Collateral, which secures the Lenders' Claim, was greater than the amount of the Lenders' Claim. The Lenders assert that they have an enforceable, first-priority, perfected security interest and lien in the Collateral and the Cash Collateral (as hereinafter defined), plus any other property as provided under Code ss. 552(b), this Agreed Order and applicable law in the amount of the Lenders' Claim, without limitation (the "Lenders' Interest").

      14. The Lenders assert that this Agreed Order constitutes conclusive evidence concerning issues of existence, validity, perfection, and priority of the Lenders' Claim and the Lenders' Interest in property of this bankruptcy estate, wherever located.

      15. This Agreed Order constitutes a binding agreement. The agreements and arrangements authorized in this Agreed Order have been negotiated at arm's length, are fair and equitable under the circumstances, and are enforceable pursuant to their terms. The Lenders and the Debtor have acted in good faith in the negotiation and preparation of this Agreed Order, have been represented by counsel, and intend to be bound by its terms.

ORDER APPROVING AGREEMENT REGARDING CASH COLLATERAL, OTHER COLLATERAL, ADEQUATE PROTECTION, AND LIMITED RELIEF FROM AUTOMATIC STAY - Page 6
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            SEGREGATION, ACCOUNTING, AND RESTRICTED USE OF CASH COLLATERAL

      16. To the extent of Lenders' interest as permitted by this Agreed Order and 1he Code, all cash Equivalents, whether in the form of cash, negotiable instruments, documents of title, securities, deposit Accounts, or in any other form, whenever acquired, which represent income, proceeds, products, rents, or Profits of the Collateral that is now in the possession, custody or control of the Debtor (or persons in privity With the Debtor), or in which the Debtor will obtain an interest during the pendency of this bankruptcy Case, are and shall be treated as the "cash collateral" of the Lenders as that term is defined in Code ss.363(a) (collectively, the "Cash Collateral'". The Lenders assert that they have a first priority perfected Lien and security interest in the Cash Collateral pursuant to the applicable provisions of the Loan Documents in accordance with Code ss.ss. 363(a) and 552(b)-

      17. The debtor shall segregate and account to the court and to the lenders for all Cash Collateral, if any, which it now possesses, which it has permitted to be transferred into the possession of others, which is being held by those in privity with it, or which they might hereafter obtain The Debtor is Prohibited from using the Cash Collateral except as provided herein.

                              THE LENDERS' ACCOUNTS

      18. The Debtor shall immediately segregate, remit, and deposit all of the Cash Collateral in the Debtor's possession, custody, or control and which the Debtor may receive in the future, with Lenders in the preexisting blocked accounts at Bank One, Texas, N.A. (Accounts Nos. 1561676150 and 1180161000) pursuant to terms and provisions of the Lockbox Agreement dated as of November 12, 1997, the Blocked Account Agreement

ORDER APPROVING AGREEMENT REGARDING CASH COLLATERAL, OTHER COLLATERAL,
ADEQUATE PROTECTION, AND LIMITED RELIEF FROM AUTOMATIC STAY - Page 7
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(dated as of the same date, and the Letter Agreement dated as of March 31, 1999
(the "Lender Accounts"). The Debtor shall immediately, and on an ongoing basis, direct all account debtors of the Debtor to make and continue to make all payments directly into the Lockbox established under the Lockbox Agreement for deposit into the Lender Accounts. The Debtor shall not withdraw funds from the Lender Accounts. The Lender Accounts shall be maintained for the purpose of complying with this Agreed Order until such time as the Lenders' Claim has been fully and finally paid, and the Lender Accounts shall Be and remain separate from any other accounts of the Debtor, which have been or will be established as "debtor-in-possession" accounts.

                       THE DEBTOR'S USE OF THE COLLATERAL

      19. The Debtor may not transfer or use Cash Collateral except for the payment of the Lenders' Claim in accordance with this Agreed Order.

      20. Except for the Cash Collateral, the Debtor is authorized to use the Collateral and to sell the inventory portion of the Collateral in the ordinary course of its business, subject to the rights of third parties.

                               ADEQUATE PROTECTION

      21. As adequate protection of the Lenders' Interest in accordance with Code ss.ss. 361 and 363(e) and applicable law, the Debtor shall provide the following measures to the Lenders: (a) all Cash Collateral, as received in the Lockbox or as remitted by the Debtor, shall be immediately applied to the retirement of the Lenders' Claim; (b) the Lenders shall continue to receive (from the remittances of Cash Collateral through the Lender Accounts) postpetition interest on Lenders' Claim; (c) the Debtor hereby grants to

ORDER APPROVING AGREEMENT REGARDING CASH COLLATERAL, OTHER COLLATERAL, ADEQUATE PROTECTION, AND LIMITED RELIEF FROM AUTOMATIC STAY - Page 8
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the Lenders continuing, perfected, first-priority replacement liens and security interests in the Collateral and the Cash Collateral and in all of the property of the Debtor acquired after the Petition that constitutes Collateral under the terms of the Loan Documents; (d) in the event and to the extent such liens and security interests do not adequately protect the Lenders' interest in the Property, Collateral and Cash Collateral of the Debtor, the Lenders shall have an administrative expense priority in an amount equal to the extent of such failure of adequate protection with priority over any and all administrative expenses of the kind specified in Code ss.ss. 503 and 507; (e) the Debtor shall maintain, with financially sound and reputable insurance companies or associations, casualty insurance covering the Collateral in the amount of at least the Lenders' Claim (and continuing to name the Lenders as loss payee thereunder), and, at the Lenders' request, deliver to the Lenders evidence of the maintenance of such insurance; (f) the Debtor shall maintain the Collateral in good repair and condition, not permit or commit any waste thereof, make all necessary replacements thereof, and operate the same properly and efficiently; and (g) the Debtor shall preserve, maintain, and protect all patents, licenses, authorities, privileges, franchises, certificates, and the like and shall take all steps necessary to MAINTAIN the value and usefulness of such intellectual property.

      22. The value of the Collateral securing the Lenders' Claim exceeds the amount of the Lenders' Claim. For purposes of determining whether the Lenders have been adequately protected under this Agreed Order, adequate protection, and any failure of same, shall be measured by the amount of Lenders' Claim minus the amount the Lenders actually receive for or on account of the Collateral and the Cash Collateral,

ORDER APPROVING AGREEMENT REGARDING CASH COLLATERAL, OTHER COLLATERAL ADEQUATE PROTECTION, AND LIMITED RELIEF FROM AUTOMATIC STAY - Page 9
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                             REPORTING REQUIREMENTS

      23. The Debtor shall comply with all reporting requirements ret forth herein and in the Loan Documents.

      24. The Debtor shall continue to deliver to the Lenders such financial reports in such form and detail as required by the Loan Documents which shall be prepared in Accordance with accounting principles consistently applied with past accounting practices and reporting of the Debtor to the Lenders end shall be certified to be true and correct by the Debtor's Chief Executive Officer.

      25. The Debtor shell deliver to the Lenders copies of all operating budgets prior to filing same with the Court and shall deliver to the Lenders copies of ell reports filed with the office of the United States Trustee contemporaneously with such filing. The Debtor shall within five (5) days furnish to the Lenders and the Lenders' counsel, at the Lenders' request, such additional financial or other Information concerning the acts. Conduct. Property, assets, liabilities, operations, finand4el condition, transactions of the Debtor, or any matter which may affect the administration of the estate, as the Lenders may from time to time request.

      26. With respect to the security interest and lien granted In Paragraph 21 hereof. The Lenders shall not be required to, but may, file financing statements or record any other documents in any jurisdiction or lake any other action in order to validate and perfect the liens and security interests granted to the Lenders pursuant to the terms end provision. Of the Loan Documents and this Agreed Order. The Debtor agrees that the Lenders'

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Interest extends to the Collateral, wherever located, and any moving of the
Collateral or other property of this bankruptcy estate shall have no effect on the validity or perfection of the Lender's Interest. If the Lenders shall, in their sole and absolute discretion, choose to file such financing statements or record such documents that otherwise confirm perfection of such liens and security interests, the Debtor shall execute all such financing statements, similar instruments, and other documents as required by the Lenders, and such instruments and documents shall be deemed to have been filed or RECORDED as OF THE Petition Date.

      27. The terms and provisions of this Agreed Order shall be binding upon and inure to the benefit of the Lenders and the Debtor for all purposes in this bankruptcy case, and their respective successors and assigns including, but not limited to, any Chapter 11 or Chapter 7 Trustee hereinafter appointed for the bankruptcy estate of the Debtor, or any entity in privity with the Debtor.

      28. The Debtor will operate its business pursuant to the provisions of the Code applicable to debtors-in-possession, including seeking court approval for transactions outside the ordinary course, and shall comply with all terms of this Agreed Order.

      29. The Lenders and the Agent shall have access upon reasonable notice during normal business hours to the Debtor's business premises to review, appraise, and evaluate the Collateral and the Cash Collateral and other properties of the estate and to inspect the financial records and all other records of the Debtor concerning the Collateral, the Cash Collateral, other properties of the estate, and the operation of the Debtor's business, and for review of the Debtor's overall financial condition, the expenditure of funds generated

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PROTECTION, AND LIMITED RELIEF FROM AUTOMATIC STAY - Page 11
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Therefrom, the accrual of expenses relating thereto and any and all other records relating to the Debtor. The Debtor shall fully cooperate with the Lenders regarding such reviews, evaluations, and inspections, and shall make its employees and professionals available to the Lenders and the Lenders' professionals to conduct such reviews, evaluations, and inspections.

      30. To the extent the Debtor has made or makes any deposits for the benefit of utility companies, such deposits shall be, and hereby are, subject to first-priority perfected liens and security interests of the Lenders granted by the Loan Documents and this Agreed Order, and the Debtor assigns and sets over all such deposits to the Lenders effective upon the earlier to occur of (a) any conversion of the Debtor's proceedings to Chapter 7 of the Code or (b) the foreclosure of the liens and security interests of Lenders, provided that at all times the utilities with whom such deposits are posted shall have prior and senior rights to such deposits.

      31. Any remittance of Cash Collateral to the Lenders since the Petition Date is hereby authorized pursuant to the applicable provisions of Code ss.ss. 361 and 363(e).

      32. To any extent necessary, the automatic stay of Code ss.362 is hereby modified to permit the transfers, acts, and actions contemplated herein. All transfers of Cash Collateral arising in this bankruptcy case shall be applied against the Lenders' Claim as determined by the Lenders in its sole and absolute discretion.

      33. The Debtor's failure to timely and fully comply with the terms and provisions of this Agreed Order shall constitute a default under this Agreed Order.

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      34. The Court finds that the terms and provisions of this Agreed Order are necessary and appropriate to enable the Debtor to continue its business operations and to retire the Lenders' Claim, which Lenders assert, is fully secured, in a prompt and reasonable manner. The Court further finds that entry of this Agreed Order at this time is necessary and concludes that it is appropriate to avoid immediate and irreparable harm to the Debtor or any estate of such entity pending passage of the time for objections hereto. The notice provided to interested parties and the opportunity for objection to this Agreed Order and a hearing thereon is appropriate under the circumstances.

      35. If any or all of the provisions of this Agreed Order are modified, vacated or stayed by subsequent Order of this or any other Court such stay, modification or vacation shall not affect the validity and enforceability of any lien or priority claim authorized by this Agreed Order prior to such stay, modification or vacation. The reversal or modification on appeal of any or all of the provisions of this Agreed Order shall not affect the validity or enforceability of any lien, security interest or priority claim authorized by this Agreed Order prior to the obtaining of a stay pending appeal of this Agreed Order. This Agreed Order is immediately valid and fully effective upon its entry by this Court.

      36. The Debtor shall execute and deliver such further instruments as may be deemed necessary or desirable by Lenders to carry out the provisions and purposes of this Agreed Order.

      37. Nothing contained herein shall waive or modify any rights and remedies which the Lenders may have at law, in equity, or otherwise or be deemed or construed to limit the rights of the Lenders to seek additional relief in this bankruptcy case in accordance

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with this Agreed Order or applicable law. The Lenders shall not be subject to any Surcharge under Code ss. 506(c).

      38. Any notice, report, or other document required to be given hereunder shall Be deemed given upon its deposit In the United States mail, postage pre-paid, and Addressed as follows:

(a) If to the Lenders:

BT Commercial Corporation
Attn: Douglas R. Lies, Vice President
300 South Grand Avenue
Los Angeles, California 90071

With a copy to:

Daniel C. Stewart
Josiah M. Daniel, III
Winsteed Sechrest & Minick P.C.
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas 75270-2199

(b) If to the Debtor:

FWT, Inc.
Attn: Roy Moore
5750 East Interstate 20
Fort Worth, Texas 76119

With a copy to:

Joseph Colvin
Mark J. Petrocchi
Colvin & Petrocchi
801 Cherry 8treat, Suite 1035
Fort Worth, Texas 76102

      39. The findings of fact and conclusions of law of this Court set forth in this Agreed Order shall be deemed effective upon the entry of this Agreed Order. To the extent

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that such findings may constitute conclusions, and vice versa, they hereby are deemed as such.


      SIGNED this 21st day of April 1999.



                                               /S/ MASSIE TILLMAN
                                               HONORABLE MASSIE TILLMAN
                                               UNITED STATES BANKRUPTCY JUDGE

AGREED TO AND ACCEPTED:

COLYIN & PETROCCHI
801 Cherry Street, Suite 1035 Fort Worth, Texas 76102
Tel: (817) 336-7883
Fax:  (817) 338-9209
By:   /S/JOSEPH COLVIN
      Joseph Colvin
      Mark Petrocchi

ATTORNEYS FOR THE DEBTOR

WINSTEAD SECHREST & MINICK P.C.
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas 75270-2199
Tel: (214) 745-5400
Fax: (214) 745~5390
By:  /S/JOSIAH M. DANIEL, III
Josiah M. Daniel lII SBN 05358500

ATTORNEYS FOR BT COMMERCIAL CORPORATION



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